EXHIBIT 10.41

                            INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT (the "Agreement") is entered into as of the 20th day of February, 1998, by and among HI-RISE RECYCLING SYSTEMS, INC., a Florida corporation ("Hi-Rise"), HS ACQUISITION CORP., a Florida corporation wholly-owned by Hi-Rise ("Hesco Merger Sub"), AM ACQUISITION CORP., a Florida corporation wholly-owned by Hi-Rise ("Atlantic Maintenance Merger Sub," and together with Hi-Rise and Hesco Merger Sub, the "Hi-Rise Affiliates"), HESCO SALES, INC. ("Hesco"), ATLANTIC MAINTENANCE OF MIAMI, INC. ("Atlantic Maintenance"), and EVELIO ACOSTA (the "Shareholder," and together with Hesco and Atlantic Maintenance, the "Hesco Affiliates").

                               W I T N E S S E T H

         WHEREAS, Parent, Hesco Merger Sub, Hesco and the Shareholder are parties to an Agreement and Plan of Merger, dated as of February 11, 1998, (the "Hesco Merger Agreement"), a copy of which is attached hereto as Exhibit "A"; and

         WHEREAS, Parent, Atlantic Maintenance Merger Sub, Atlantic Maintenance and the Shareholder are parties to an Agreement and Plan of Merger, dated as of February 11, 1998 (the "Atlantic Maintenance Merger Agreement," and together with the Hesco Merger Agreement, the "Merger Agreements"), a copy of which is attached hereto as Exhibit "B"; and

         WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Merger Agreements that the Hesco Affiliates, on the one hand, and the Hi-Rise Affiliates, on the other hand, execute and deliver this Agreement, and the execution and delivery hereof by all of such parties is a material inducement to the consummation of the transactions contemplated by the Merger Agreements;

         NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Agreement and the Merger Agreements, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. INDEMNITY.

              (a) Upon the terms and subject to the limitations and conditions set forth herein, the Hesco Affiliates, jointly and severally, hereby agree to indemnify and defend and hold harmless the Hi-Rise Affiliates against and with respect to any and all damages, claims, losses, penalties, liabilities, actions, fines, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) (all of the foregoing hereinafter collectively referred to as a "Loss" or "Losses"), regardless of whether an action has been filed or asserted against any of the Hi-Rise Affiliates after the

Closing Date (as defined in the Merger Agreements), arising from, in connection with or with respect to the following items: (i) (A) any misrepresentation or breach of warranty by any of the Hesco Affiliates under the Merger Agreements or any Related Agreement (as defined in the Merger Agreements), or (B) any failure to fulfill any agreement or covenant on the part of the Hesco Affiliates contained in the Merger Agreements or any Related Agreement; and (ii) any and all actions, suits, proceedings, judgments, settlements (to the extent approved or entered into by any of the Hesco Affiliates as hereinafter provided), costs, penalties and legal and other expenses incident to any of the foregoing.

              (b) Upon the terms and subject to the limitations and conditions set forth herein, the Hi-Rise Affiliates, jointly and severally, hereby agree to indemnify and defend and hold harmless the Hesco Affiliates against and with respect to any and all Losses, regardless of whether an action has been filed or asserted against the Hesco Affiliates after the Closing Date, arising from, in connection with or with respect to the following items: (i) (A) any misrepresentation, breach of any warranty, or failure to fulfill any agreement or covenant on the part of the Hi-Rise Affiliates under the Merger Agreements or any Related Agreement, or (B) any failure to fulfill any agreement or covenant on the part of the Hi-Rise Affiliates contained in the Merger Agreements or any Related Agreement; and (ii) any and all actions, suits, proceedings, judgments, settlements (to the extent approved or entered into by the Hi-Rise Affiliates as hereinafter provided), costs, penalties and legal and other expenses incident to any of the foregoing.

              (c) Any claim for indemnification under this Agreement may only be asserted by written notice by a date which is no more than one (1) year following the Closing Date, except that (i) any claim based upon a breach by the Hesco Affiliates of the representations and warranties contained in the Merger Agreements relating to Taxes and environmental compliance may be asserted until the applicable statute of limitations shall have expired, (ii) any claim based upon a claim relating to fraud may be asserted with no such time limitation. Any claim for indemnification must state specifically the provision of the Merger Agreements with respect to which the claim is made, the facts giving rise to an alleged basis for such claim and, if then determinable, the amount of such Losses by reasons thereof.

              (d) If any action or proceeding shall be commenced, or if any claim, demand or assessment shall be asserted, in respect of which any party ("Indemnitee") proposes to hold any other party ("Indemnitor") liable under this Agreement (a "Claim"), then if the Indemnitor, at its option, acknowledges that the Claim is, in whole or in part, subject to the Indemnitor's indemnification obligations and notifies Indemnitee of its election to contest or defend any such Claim, such Indemnitor shall be entitled, at its sole cost and expense, to contest or defend the same with counsel of its own choosing, and Indemnitee shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of the Indemnitor so long as any Indemnitor is contesting or defending the same in good faith, and Indemnitee (and its successors and assigns) shall cooperate with the Indemnitor in the contest or defense thereof (and the Indemnitor shall reimburse Indemnitee for the Indemnitee's reasonable actual out-of-pocket expenses incurred in connection with such cooperation) and Indemnitee shall enter into any settlement with respect thereto recommended by Indemnitor so long as the amount of such settlement is paid by the Indemnitor and no obligation to perform or refrain from performing any material act shall be imposed upon Indemnitee by reason thereof and such settlement otherwise is reasonable.

              (e) Notwithstanding the foregoing, any Indemnitee shall be entitled to conduct its own defense at the reasonable cost and expense of the Indemnitor if not doing so would materially prejudice the Indemnitee due to the nature of any claims or counterclaims presented or by virtue of a conflict between the interest of the Indemnitee and the Indemnitor, and provided further that in any event the Indemnitee may participate in such defense at its own expense. If Indemnitee shall have given Indemnitor at least thirty (30) days prior written notice that it intends to assume the defense of any Claim and if the Indemnitor fails to assume the defense of such Claim as provided above by the end of such thirty (30) day period or such later reasonable time (which shall be such period of time as will not result in prejudice to the rights of the Indemnitee), then the Indemnitee shall have the right to prosecute and conduct its own defense by counsel of its choice, and in connection therewith shall have full right to conduct the defense thereof and to enter into any compromise or settlement thereof with the consent of the Indemnitor (which shall not unreasonably be withheld, conditioned or delayed). Such defense shall be at the cost and expense of the Indemnitor if it is subsequently determined that the Indemnitor was obligated to defend or indemnify the Indemnitee with respect to such action, proceeding, claim, demand or assessment.

         2. LIMITATIONS.

              (a) Notwithstanding anything to the contrary contained in this Agreement, the Hesco Affiliates shall have no obligation to indemnify the Hi-Rise Affiliates hereunder:

                   (i) unless, with respect to matters unrelated to Taxes (as defined in the Merger Agreements), the aggregate amount of Losses incurred by the Hi-Rise Affiliates to which the Hi-Rise Affiliates have the right to be indemnified under this Agreement exceeds $250,000 (and then from the first dollar of such Losses) (the "Hesco Basket"); and

                   (ii) with respect to matters related to Taxes (including, but not limited to penalties and interest), unless and only to the extent the aggregate amount of Losses incurred by the Hi-Rise Affiliates to which the Hi-Rise Affiliates have the right to be indemnified hereunder exceeds $350,000 without giving effect to the Hesco Basket (the "Hesco Tax Basket"); PROVIDED, HOWEVER, that the Hesco Tax Basket shall be inapplicable with respect to (A) Losses arising from Taxes directly attributable to the disallowance of deductions claimed by the Hesco Affiliates which are determined by applicable taxing authorities to be expenses of or benefiting the Shareholder and/or (B)

Losses arising from Taxes directly attributable to the underreporting of gross income of the Hesco Affiliates as determined by applicable taxing authorities; and

                   (iii) for any amount of Losses in excess of $4,500,000, it being understood that the sole recourse of the Hi-Rise Affiliates to recover such $4,500,000 shall be to (i) $1,000,000 cash and (b) the shares of the common stock, par value $.01, of Hi-Rise received by the Shareholder pursuant to the terms of the Merger Agreements (and the proceeds thereof) (the "Hesco Cap"); PROVIDED, HOWEVER, the Hesco Basket, the Hesco Tax Basket and the Hesco Cap shall not apply to any Losses relating to the breach of any representation and/or warranty contained in the Merger Agreements relating to (i) the ownership of the capital stock of Hesco and its subsidiaries and Atlantic Maintenance and
(ii) environmental liabilities; PROVIDED FURTHER, HOWEVER, the Hesco Cap shall not apply to Losses relating to the breach of any representation and/or warranty contained in the Merger Agreement relating to Taxes.

              (b) Notwithstanding anything to the contrary contained in this Agreement, the Hi-Rise Affiliates shall have no obligation to indemnify the Hesco Affiliates hereunder:

                   (i) unless the aggregate amount of Losses incurred by the Hesco Affiliates to which the Hesco Affiliates have the right to be indemnified under this Agreement exceeds $ 250,000 (and then from the first dollar of such Losses) (the "Hi-Rise Basket"); and

                   (ii) for any amount of Losses in excess of $4,500,000 (the "Hi-Rise Cap").

              (d) Notwithstanding anything to the contrary contained herein, no party shall be liable for incidental, consequential, exemplary, punitive or similar damages in connection herewith.

              (e) Notwithstanding anything to the contrary set forth herein or in the Merger Agreements, absent fraud including, without limitation, misrepresentations which are clearly shown to be made with the intent to deceive, the remedies of the parties under this Agreement and the Merger Agreements with respect to breaches of representations and warranties shall be strictly limited to those contained in Section 1 hereof, and except for equitable remedies such indemnification obligations shall be the sole and exclusive remedies of the parties subsequent to the Closing Date with respect to any matter relating to this Agreement or the Merger Agreements.

              (f) Notwithstanding anything to the contrary set forth herein or in the Merger Agreements, Losses shall be calculated after giving effect to any insurance benefits or tax benefits actually realized in respect of the Losses for which indemnification payments are sought.

              (g) Notwithstanding anything to the contrary set forth herein or in the Merger Agreements, none of the Hi-Rise Affiliates shall have any right of set-off with respect to any obligations to any of the Hesco Affiliates.

         3. AMENDMENT; WAIVER. This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the parties hereto. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the party to be bound thereby. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         4. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

         5. BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Hesco Affiliates may not assign this Agreement.

         6. APPLICABLE LAW. This Agreement shall be governed by, and shall be construed, interpreted and enforced in accordance with, the internal laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.


                            HESCO SALES, INC.


                            By:      /s/ EVELIO ACOSTA
                               ------------------------------------
                                     Name: Evelio Acosta
                                     Title: Chief Executive Officer

                            ATLANTIC MAINTENANCE
                            OF MIAMI, INC.


                            By:      /s/ EVELIO ACOSTA
                               ------------------------------------
                                     Name: Evelio Acosta
                                     Title: Chief Executive Officer

                                     /s/ EVELIO ACOSTA
                                -----------------------------------
                                     EVELIO ACOSTA


                            HI-RISE RECYCLING SYSTEMS, INC.


                            By:      /s/ J. GARY MCALPIN
                            ---------------------------------------
                            Name: J. Gary McAlpin
                            Title: Chief Operating Officer

                            HS ACQUISITION CORP.

                            By:      /s/ J. GARY MCALPIN
                            ---------------------------------------
                            Name: J. Gary McAlpin
                            Title: Chief Operating Officer

                            AM ACQUISITION CORP.


                            By:      /s/ J. GARY MCALPIN
                            ---------------------------------------
                            Name: J. Gary McAlpin
                            Title:  Chief Operating Officer